PARAGREN TECHNOLOGIES, INC.
                   FINANCIAL STATEMENTS
                    AS OF JUNE 30, 1997
              TOGETHER WITH AUDITORS' REPORT


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Paragren Technologies, Inc.:

We have audited the accompanying balance sheet of PARAGREN TECHNOLOGIES, INC. (a Delaware corporation) as of June 30, 1997, and the related statements of operations, stockholders' investment and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paragren Technologies, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP


Chicago, Illinois
September 19, 1997




                          PARAGREN TECHNOLOGIES, INC.


                                 BALANCE SHEET
                                 JUNE 30, 1997
                              ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                               $ 722,824
 Accounts receivable                                     1,393,462
 Deferred income taxes                                     457,132
 Prepaids and other current assets                           6,939

           Total current assets                          2,580,357

PROPERTY AND EQUIPMENT:
 Furniture and equipment                                   151,456
 Computer equipment and software                           820,965

                                                           972,421
 Less- Accumulated depreciation and amortization          (195,373)

           Total property and equipment, net               777,048

OTHER ASSETS:
 Capitalized software costs, net of accumulated
   amortization of $128,109                                768,657
 Other assets                                               44,363

           Total other assets                              813,020

           Total assets                                 $4,170,425


             LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES:
 Accounts payable                                        $ 208,716
 Wages and commissions payable                             571,288
 Stockholder loan payable                                  200,000
 Deferred revenue                                        2,072,290
 Other current liabilities                                 342,200

           Total current liabilities                     3,394,494

STOCKHOLDERS' INVESTMENT:
 Preferred stock, $.01 par value, convertible,
   5,000,000 shares authorized, 2,200,000 shares            22,000
   issued and outstanding
 Common stock, $.01 par value, 20,000,000 shares
   authorized, 8,050,252 shares issued and                  80,503
   outstanding
 Additional paid-in capital                              2,597,698
 Accumulated deficit                                    (1,924,270

           Total stockholders' investment                  775,931

           Total liabilities and stockholders'
             investment                                 $4,170,425




                 The accompanying notes to financial statements
                    are an integral part of this statement.


                          PARAGREN TECHNOLOGIES, INC.


                            STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
REVENUES:
 Consulting                                      $2,249,515
 Software                                           260,037

           Total revenues                         2,509,552

OPERATING EXPENSES:
 Salaries and employee benefits                   1,768,496
 Telecommunications panel expenses                  536,729
 Office supplies                                    423,390
 Marketing and advertising                          355,327
 Depreciation and amortization                      307,410
 Travel                                             314,546
 Other operating expenses                           386,820

           Total operating expenses               4,092,718

           Loss from operations                  (1,583,166)

OTHER INCOME AND EXPENSE:
 Interest income                                     25,024
 Other expense, net                                  (4,676)

           Total other income, net                   20,348

           Net loss before income taxes          (1,562,818)


INCOME TAX BENEFIT                                  457,132

           Net loss                             $(1,105,686)


                 The accompanying notes to financial statements
                    are an integral part of this statement.


                          PARAGREN TECHNOLOGIES, INC.


                            STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1997
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                 $(1,105,686)
 Adjustments to reconcile net loss to net cash and cash
   equivalents used for operating activities-
     Depreciation and amortization                            307,410
     Deferred income taxes                                   (457,132)
     Loss on asset disposal                                    60,871
     Changes in operating assets and liabilities-
       Increase in accounts receivable                     (1,325,962)
       Increase in prepaid and other expense                  (28,195)
       Increase in accounts payable                           172,343
       Increase in wages and commissions payable              546,550
       Increase in deferred revenue                         2,072,290
       Increase in current liabilities                        340,738

           Net cash and cash equivalents used for
             operating activities                             583,227

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                         (919,363)
 Investment in capitalized software                          (768,657)

           Net cash and cash equivalents used for
             investing activities                          (1,688,020)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from shareholder loans                              200,000
 Proceeds from sale of preferred stock                        600,000

           Net cash and cash equivalents provided by
             financing activities                             800,000

DECREASE IN CASH AND CASH EQUIVALENTS                        (304,793)
CASH AND CASH EQUIVALENTS, beginning of year                1,027,617

CASH AND CASH EQUIVALENTS, end of year                      $ 722,824


                 The accompanying notes to financial statements
                    are an integral part of this statement.


                          PARAGREN TECHNOLOGIES, INC.


                     STATEMENT OF STOCKHOLDERS' INVESTMENT
                        FOR THE YEAR ENDED JUNE 30, 1997
                            OUTSTANDING   OUTSTANDING                          ADDITIONAL
                             PREFERRED       COMMON     PREFERRED    COMMON     PAID-IN    ACCUMULATED
                              SHARES        SHARES       STOCK       STOCK      CAPITAL     DEFICIT       TOTAL

BALANCE, June 30, 1996      2,000,000     8,050,252     $20,000    $80,503     $1,999,698  $(818,584)   $1,281,617

 Exercise of stock            200,000      -              2,000     -            598,000    -              600,000
   warrants
 Net loss                    -             -             -          -           -          (1,105,686)  (1,105,686)

BALANCE, June 30, 1997      2,200,000     8,050,252     $22,000    $80,503     $2,597,698 $(1,924,270)    $775,931



  The accompanying notes to financial statements are an integral part of this statement.


                          PARAGREN TECHNOLOGIES, INC.


                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 30, 1997

1. DESCRIPTION OF BUSINESS

   Paragren Technologies, Inc. (the "Company"), formerly known as Cornerstone Technologies until January, 1997, was founded in 1995 and is headquartered in Reston, Virginia. The Company builds, markets and supports customer marketing applications to drive business intelligence for customer centric organizations. The Company's product family of customer intelligence applications is based on an open architecture supporting true platform independence. Company solutions enable on-line exploratory analysis, descriptive and predictive modeling, promotion planning, detailed customer segmentation and campaign execution and evaluation. In addition to its software solutions, system integration and consulting, the Company designs, develops and manages consumer panel research. This research helps businesses learn more about their competition, customer preferences and marketplace environment through actual purchase and behavioral data collected over time.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   REVENUE RECOGNITION

   The Company licenses software under noncancelable perpetual license agreements and provides services including maintenance, training and consulting. License fee revenues are recognized when a noncancelable license agreement has been signed, the product has been delivered and installed and all other significant contractual obligations have been satisfied. Revenues from maintenance agreements for maintaining, supporting and providing periodic upgrades are recognized proportionately over the maintenance period, which is usually one year. Revenues for training or consulting services are recognized as services are performed.

   Cash received relating to license fees and installation which have not satisfied all contract obligations and the portion of maintenance agreements for which services have not yet been provided are classified as deferred revenue.

   CASH AND CASH EQUIVALENTS

   The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents include time deposits with commercial banks used for temporary cash management purposes.

   CONCENTRATION OF CREDIT RISK

   Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash, short-term investments and trade accounts receivable. The Company places its temporary cash and short-term investments in one or more financial institutions. The Company has not experienced any losses on these investments to date.
   The Company has not experienced significant losses related to receivables from individual customers or groups of customers. The Company's customer base includes a number of telecommunications companies, although its marketing initiatives are not limited to the telecommunications industry. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be inherent in the Company's accounts receivable. The four largest customers at June 30, 1997, represent 36%, 21%, 14% and 11%, respectively, of the total accounts receivable balance. The Company's three largest customers represent 49%, 17% and 15%, respectively, of total revenues for the year ended June 30, 1997.

   PROPERTY AND EQUIPMENT

   Computer equipment and software, office furniture and fixtures, and leasehold improvements are recorded at cost. Depreciation and amortization is recorded using the straight-line method over a useful life of three to five years. Leasehold improvements are amortized over the lesser of their estimated useful life or the lease term. Repairs and maintenance costs are charged to expense as incurred. Upon sale or retirement of property and equipment, the costs and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss on such disposition is included in the determination of net income.

   CAPITALIZED SOFTWARE

   The Company capitalizes certain direct costs, consisting primarily of salaries and related benefits of individuals directly involved in developing computer software products. Costs incurred prior to the establishment of technological feasibility are expensed as incurred. Software development costs incurred related to new products and systems are capitalized subsequent to the establishment of technological feasibility. Upon the general release of the product to customers, capitalization ceases and such costs are amortized on a straight-line basis over a period not exceeding five years. Amortization expense related to capitalized software for 1997 was $128,109. Total research and development costs expensed during the year were $385,947.

   MANAGEMENT ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statement and revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

3. INCOME TAXES

   The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates, applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized, to the differences between the financial statement carrying amount and the tax bases of existing assets and liabilities. The statement also requires a valuation allowance against deferred tax assets which may not be realized. As of June 30, 1997, the Company had deferred tax assets and (liabilities), which are summarized as follows:

Deferred revenue                    $472,000
Net operating loss carryforward      503,568
Accelerated depreciation             (14,868

       Deferred tax asset before
         valuation, net              960,700

Less- Valuation allowance           (503,568)

Deferred tax asset, net             $457,132



   The valuation allowance recorded under SFAS 109 primarily results from the uncertainty surrounding the Company's ability to generate sufficient taxable income to realize the benefit of the net operating loss carryforward. The net operating loss carryforward expires in 2010.

   A reconciliation of the statutory tax rate to the effective tax rate follows:

Statutory rate                                  34%
State tax, net of federal benefit                4
Net operating loss carryforward valuation       (9)
 allowance
Effective rate                                  29%


4. STOCKHOLDERS INVESTMENT

   Each share of preferred and common stock is entitled to one vote. The preferred stock is convertible, at the option of the holder, into fully paid and nonassessable shares of common stock. The preferred stock is convertible to common stock at approximately a one-to-one ratio. The Company has reserved 2,200,000 shares of common stock for conversion of preferred stock.

   COMMON STOCK

   The Company's certificate of incorporation was amended and restated to authorize the Company to issue 20,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock, $.01 par value.
   On October 1, 1996, the Board of Directors authorized and the stockholders approved a four-for-one stock split of the outstanding shares of the Company's capital stock. All references to capital stock, options, and per share data have been restated to give effect to the stock split.

   SERIES A PREFERRED STOCK WARRANTS

   During 1997, all outstanding Series A preferred stock warrants were exercised. The result was the purchase of 200,000 shares of preferred stock at a price of $3 per share, resulting in proceeds of $600,000.

5. STOCK-BASED COMPENSATION PLANS

   The Company has stock-based compensation plans which are described below.
   In October, 1995, the FASB issued SFAS 123, "Accounting for Stock-Based Compensation." SFAS 123 is effective for period beginning after December 15, 1995. SFAS 123 requires that companies either recognize compensation expense for grants of stock, stock options, and other equity instruments based on fair value, or provide pro forma disclosure of net income and earnings per share in the notes to the financial statements. The Company adopted the disclosure provisions of SFAS 123 in 1996 and has applied Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its plans.

   The Board of Directors has adopted the Employee Non-Qualified Stock Option Plan (the "Plan"). Under the Plan, shares of common stock were reserved for issuance at the discretion of the Board of Directors in the form of stock options, restricted and unrestricted stock awards, and performance awards. Under the Plan, the option exercise price shall be at no less than 100% of the fair market value at the date of grant. Options vest annually over a four-year period and may be exercised for a period up to ten years from grant date.

   As of June 30, 1997, options for 737,000 shares have been granted under the Plan, of which, options for 637,000 shares were issued during the year ended June 30, 1997. All options outstanding are at a price of $.175 per share. At June 30, 1997, options to purchase approximately 25,000 shares of common stock were exercisable pursuant to the Plan.

   The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: an expected life of 7.5 years, no expected volatility, and a dividend yield of 0%. Had the effect of the stock options been included in the statement of operations, the result would have been, on a pro forma basis, to increase the net loss by $(68,000), from $(748,770) to $(816,770). The fair value of options granted during the year ended June 30, 1997, was $4,375.

6. RETIREMENT PLAN

   The Company has a 401(k) retirement savings plan in which all full-time employees of the Company are eligible to participate. Participants become eligible to participate in the plan after 30 days of employment with the Company. The Company does not match participant contributions, although it does pay all fees incurred in connection with administering the plan.

7. LEASE OBLIGATIONS

   The Company has entered into several operating leases which expire at various dates through the year 2003. The principal operating leases of the Company are for office space and computer equipment at its location in Reston, Virginia. The following is a summary of the annual future minimum rental payments required under noncancelable operating leases:

1998              $ 430,000
1999                468,000
2000                337,000
2001                321,000
2002                288,000
Thereafter           55,000

     Total        $1,899,00
                          0


8. TRANSACTIONS WITH RELATED PARTIES

   In the ordinary course of business, the Company has entered into a service contract with an entity that has a minority interest in the Company. The services provided include, but are not limited to, consulting work, software implementation and training. The Company has recorded net deferred revenue of $500,000 for activity related to this contract. Management believes that these transactions were under terms no less favorable than those arranged with other parties.

   During 1997, the Company entered into a $200,000 loan agreement with the President and Vice President of the Company (the "Principals"). The Principals own a significant portion of the business. The loan is payable on demand and accrues interest at 10% per annum.

9. SUBSEQUENT EVENTS

   On August 19, 1997, the Company and APAC Teleservices, Inc. ("APAC") executed a merger agreement. APAC is a leading provider of outsourced customer service and sales for corporate clients operating in various industries throughout the United States. The agreement calls for stockholders of the Company to receive .1802 shares of APAC common stock in exchange for each share of the Company's Series A preferred stock and common stock, which are tendered. All Paragren stock options outstanding were converted to APAC stock options with similar terms as under the Paragren plan on the date of the acquisition. Also, in conjunction with the transaction, the full amount of the loan from the Principles, referred to in note 8, was repaid by the Company.